Exhibit 4.8

Dated June 4, 2007

The persons and entities named as Vendors herein

and

WuXi PharmaTech (Cayman) Inc.

(Purchaser)

Share Exchange Agreement

relating to WuXi PharmaTech (BVI) Inc.

This Agreement is made on June 4, 2007,

AMONG:

(1)	The persons and entities whose names are set out in Schedule 1 Part A hereto (the “Ordinary Share Vendors”);

(2)	The persons and entities whose names are set out in Schedule 1 Part B hereto (the “Preferred Share Vendors”);

(3)	J. P. Morgan Securities Ltd., a company incorporated with limited liability under the laws of England and Wales (“JP Morgan”); (the Ordinary Share Vendors, the Preferred Share Vendors and JP Morgan are together the “Vendors”); and

(4)	WuXi PharmaTech (Cayman) Inc., a company incorporated under the laws of Cayman Islands with its registered office at P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the “Purchaser”).

RECITALS

(A)	A corporate reorganization involving WuXi PharmaTech (BVI) Inc. (the “Company”) will take place whereby the Company will become a wholly-owned subsidiary of the Purchaser.

(B)	Pursuant to the corporate reorganization, the Vendors will sell to the Purchaser and the Purchaser will purchase from the Vendors the entire issued share capital of the Company in exchange for the same proportional equity interests in the Purchaser as their proportional interests in the Company, subject to and upon the terms and conditions of this Agreement.

(C)	In connection with the corporate reorganization,

(i) the Company and the Purchaser will enter into an Assignment and Assumption Agreement, dated as of the date hereof, relating to (a) that certain Share Subscription Agreement (“SSA”) and Note Purchase Agreement (“NPA”), each dated 26 January 2007, (b) a Second Amended and Restated Joint Venture Agreement (the “JV Agreement”), dated 9 February 2007, and (c) eight (8) Convertible Notes issued pursuant the NPA (the “Notes”), pursuant to which the Company will transfer, convey, assign and deliver to the Purchaser all rights, title, benefit, privileges and interest of the Company under the SSA, NPA, JV Agreement and Notes, and the Purchaser will irrevocably accept the assignments and assume all rights, obligations and liabilities of the Company under the SSA, NPA, JV Agreement and Notes,

(ii) the Company, the Purchaser and each party to that certain Registration Rights Agreement (the “Reg Rights Agreement”), dated 9 February 2007, will terminate the Registration Rights Agreement and enter into a new agreement relating to the subject matter contained therein, dated as of the date hereof,

(iii) the Company, the Purchaser and each holder of options or similar agreements to purchase equity securities of the Company, will enter into an Option Assumption Agreement, dated as of the date hereof, pursuant to which the Purchaser will assume all of the options presently in issue of the Company and each holder of such options will cancel all of such options held by such holder, and waive all of the rights of such holder with respect to any such option held by such holder, and

(iv) the Purchaser will amend and restate its memorandum and articles of association in substantially the form attached hereto as Exhibit A (the “Purchaser’s M&AA”) in order to, among other things, preserve the rights and preferences of the shareholders of the Company following the corporate reorganization.

OPERATIVE PROVISIONS

1.	Interpretation

1.1	In this Agreement and the Schedules hereto the following words and expressions shall, where the context so admits, bear the following meanings:

“Agreement”	this Agreement;

“Business Day”	a day (not being a Saturday) on which banks generally are open for business in the PRC;

“Companies Law”	The Companies Law (Law 3 of 1961, as consolidated and revised) of the Cayman Islands;

“Company”	WuXi PharmaTech (BVI) Inc., a company incorporated under the laws of the British Virgin Islands;

“Completion”	completion of this Agreement as provided in Clause 4 below;

“Completion Date”	on or before , 2007 or such later date as shall be agreed among the Parties;

“Consideration Shares”	the Ordinary Consideration Shares and the Preferred Consideration Shares;

“JV Agreement”	the Second Amended and Restated Joint Venture Agreement, dated as of February 9, 2007, by and among the Company and the persons and entities named therein;

“M&AA”	the Memorandum and Articles of Association of the Company, as amended from time to time;

“Ordinary Consideration Shares”	3,598,029 ordinary shares, par value US$1.00 each, in the share capital of the Purchaser to be issued and allotted in exchange for the Ordinary Sale Shares;

“Ordinary Sale Shares”	3,598,029 ordinary shares, par value US$1.00 each, in the capital of the Company constituting the entire issued ordinary share capital thereof;

“Parties”	the parties to this Agreement and “Party” means any of them;

“PRC”	The People’s Republic of China;

“Preferred Consideration Shares”	the Series A Preferred Consideration Shares, Series B Preferred Consideration Shares and Series C Preferred Consideration Shares;

“Preferred Sale Shares”	417,974 Series A preferred shares, par value US$0.01 each, 2,656,378 Series B preferred shares, par value US$0.01, and 1,255,619 Series C preferred shares, par value US$0.01 each, in the capital of the Company;

“Sale Shares”	the Ordinary Sale Shares and the Preferred Sale Shares;

“Series A Consideration Preferred Shares”	417,974 series A preferred shares, par value US$0.01 each, in the share capital of the Purchaser to be issued and allotted in exchange for the relevant Preferred Sale Shares;

“Series B Consideration Preferred Shares”	2,656,378 series B preferred shares, par value US$0.01 each, in the share capital of the Purchaser to be issued and allotted in exchange for the relevant Preferred Sale Shares;

“Series C Consideration Preferred Shares”	1,255,619 series C preferred shares, par value US$0.01 each, in the share capital of the Purchaser to be issued and allotted in exchange for the relevant Preferred Sale Shares;

“US$”	United States dollars, the lawful currency of the United States.

1.2	Words and expressions defined in the Companies Law shall (unless the context clearly does not so permit) bear the same meanings where used in this Agreement.

1.3	The ejusdem generis rule of construction shall not apply to this Agreement and accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts matters or things.

1.4	Words importing the singular shall include the plural and vice versa, words importing any gender shall include all other genders and references to persons shall include corporations and unincorporated associations.

1.5	References in this Agreement to any agreed draft document or any document in agreed form are references to the document described in the form of the draft agreed between the parties.

1.6	References to this Agreement shall include the Schedules hereto which shall form part hereof and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.7	The Clause headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

1.8	The obligations of the Vendors shall, save where the context expressly requires to the contrary, be several.

2.	Agreement to Sell and Purchase

2.1	On and subject to the terms of this Agreement, each of the Vendors as beneficial owners shall sell those of the Sale Shares set against their respective names in column (2) of Schedule 1 Parts A and B, and the Purchaser agrees to purchase the same in each case free from all liens, charges, encumbrances and other equities of any description and together with all rights and benefits now and hereafter attaching thereto, including (without limitation) all rights to dividends and other distributions hereafter paid declared or made in respect of the Sale Shares.

2.2	The Vendors hereby (i) waive all pre-emption, co-sale, right of first offer, right of first refusal and similar or other rights over the Sale Shares or any of them or any proceeds deriving therefrom to which they or any other person may be entitled under the M&AA, the JV Agreement and any law or regulation or otherwise in relation to the sale and purchase of the same hereunder, (ii) consent to the transfer of any Sale Shares that are subject to transfer restrictions, and (iii) further waive on their behalf all notice periods set forth in the M&AA, the JV Agreement and any law or regulation or otherwise with respect to such pre-emption, co-sale, right of first offer, right of first refusal, transfer restrictions and similar or other rights over the Sale Shares or any of them.

2.3	Nothing in this Agreement shall obligate the Purchaser to buy any of the Sale Shares or otherwise complete this Agreement unless the sale and purchase of all of the Sale Shares are completed simultaneously.

3.	Consideration

3.1	The consideration payable by the Purchaser to each Vendor for its Sale Shares shall be satisfied or deemed to have been satisfied in full by the Purchaser allotting and issuing to such Vendor the number of Consideration Shares as set against its name in Column (3) of Schedule 1 Parts A and B, credited as fully paid.

3.2	The Consideration Shares shall be allotted and issued as fully paid, validly issued and non-assessable and shall have such rights, preferences and privileges as set forth in the Purchaser’s M&AA.

4.	Completion

4.1	Unless otherwise agreed, Completion shall take place at the offices of the Company’s principal place of business on or before 5:00 p.m. on the Completion Date.

4.2	On Completion:

(a)	each Vendor shall sell, assign, transfer and deliver and shall consent to the other Vendors’ selling, assigning, transferring and delivering to the Purchaser duly executed instruments of transfer of such Vendor’s Sale Shares in favor of the Purchaser together with the share certificates therefor;

(b)	the Vendors shall procure that a written resolution of all directors be passed at which the following shall be approved:

(i)	the transfers of the Sale Shares;

(ii)	the entry of the name of the Purchaser into the register of members of the Company; and

(iii)	all such other business as the Purchaser shall reasonably require to vest in the Purchaser the beneficial ownership of the Sale Shares; and

(c)	the Purchaser shall procure that a written resolution of all of its directors be passed at which the appointment of all current directors of the Company to the board of directors of the Purchaser shall be approved.

4.3	Subject to the conclusion of the matters referred to in Clause 4.2 above, the Purchaser shall within three (3) Business Days from the Completion Date:

(i)	issue and allot the Consideration Shares, credited as fully paid to each of the Vendors as set out in Clause 3 above; and

(ii)	deliver to the Vendors a copy of the register of members of the Purchaser evidencing the issue and allotment of the relevant number of the Consideration Shares to the Vendors respectively.

5.	Vendor Warranty

Each of the Vendors hereby represents, warrants and undertakes to the Purchaser that it is the absolute beneficial owner of the number of Sale Shares (or otherwise has full power to sell, assign and transfer to the Purchaser full legal and beneficial interest in the number of Sale Shares and beneficial ownership of the number of Sale Shares) set against its name in column (2) of Schedule 1 Parts A or B as the case may be, and each of the Sale Shares is and will at Completion be free from all charges, liens, encumbrances and equities whatsoever.

6.	Further Assurance

The Vendors hereby agree to do, execute and perform any such further acts, documents and things as the Purchaser may reasonably require to vest in the Purchaser the beneficial ownership of the Sale Shares free from all charges, liens, encumbrances and other adverse interests and to vest the benefit of this Agreement in the Purchaser.

7.	Survival of Agreement

This Agreement (and in particular the warranties, representations, covenants, agreements and undertakings of the Vendors hereunder) shall, insofar as the terms hereof remain to be performed or are capable of subsisting, remain in full force and effect after and notwithstanding Completion.

8.	Successors and Assigns

This Agreement shall not be assignable by the Vendors (save as expressly permitted herein) but shall be binding upon and inure for the benefit of each Party’s successors in title.

9.	Announcements

Save in respect of statutory returns or matters required to be disclosed by law or other governmental or regulatory authorities or in connection with the proposed listing of the share capital of the Purchaser on any stock exchange, none of the parties hereto shall make any press statement or other public announcement in connection with this Agreement without the prior written approval of the text of such statement or announcement by the Purchaser.

10.	Notices

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of dispatch and, in proving the service of the same, it will be sufficient to prove, in the case of a letter, that such letter was properly stamped, addressed and placed in the post; and, in the case of a facsimile, that such facsimile was duly dispatched to a current facsimile number of the addressee.

To the Ordinary Share Vendors

Name	: Ge Li
Address	: No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China
Fax	: 86-21-50463718

Name	: John Baldwin
Address	: 621 Gypsy Hill CR Gwynedd VLY PA 19437, USA
Fax	: (1-215) 628 3675

Name	: Kaifu Limited
Address	: Room 1706,No.6 Building Kingdom Garden, No.9,Wen Hui Yuan North Road, Haidian District, Beijing 100088, P.R.China
Fax	: N/A

Name	: Rexbury Limited
Address	: No. 5 Bridge, Mashan, Binhu District, Wuxi, Municipality, Jiangsu Province, P.R. China
Fax	: 86-510-8599-4817

Name	: J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust
Address	: c/o Dr. Li Ge, No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China
Fax	: 86-21-50463718

Name	: J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust
Address	: c/o Dr. Zhao Ning, No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China
Fax	: 86-21-50463718

Name	: I-Invest World Ltd
Address	: c/o Liu Xiaozhong, No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China
Fax	: 86-21-50463718

Name	: AssetValue Ltd
Address	: c/o Lin Tao, No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China
Fax	: 86-21-50463718

Name	: i-growth Ltd
Address	: c/o Zhang Zhaohui, No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China
Fax	: 86-21-50463718

Name	: Walter C. Greenblatt
Address	: 430 Nassau Street, Princeton, NJ08540, USA
Fax	: 1-609-497 1282

Name	: EWEP Inc.
Address	: Building 15, Room 2404, 233 Nong, PuMing Lu, Shanghai 200120, P.R. China
Fax	: 86-21-58798123
Attention	: Mr. Shuo Li

Name	: NJZ Advance Limited
Address	: Room 305, Block 15, 233 Nong, PuMing Lu, Shanghai 200120, P.R.China
Fax	: 86-21-58766536
Attention	: Mr. Jun Zhao

To the Preferred Share Vendors

Name	: UOB Hermes Asia Technology Fund
Address	: c/o UOB Venture Management Pte Ltd, 80 Raffles Place #30-20, UOB Plaza 2, Singapore 048624
Fax	: (65) 6538 2569

Name	: UOB JAIC Venture Bio Investments Limited
Address	: UOB Bioventures Management Pte Ltd, 80 Raffles Place #30-20, UOB Plaza 2, Singapore 048624
Fax	: (65) 6538 2569

Name	: UOB Venture Technology Investments Ltd
Address	: c/o UOB Venture Management Pte Ltd, 80 Raffles Place #30-20, UOB Plaza 2, Singapore 048624
Fax	: (65) 6538 2569

Name	: TianDi Growth Capital L.P. (formerly New America, L.P.)
Address	: 930 Winter Street, Waltham, MA 02451 USA
Fax	: (1-781) 634 0202

Name	: Fidelity Greater China Ventures Fund L.P.
Address	: 17/F, One International Finance Center, 1 Harbour View Street, Central, Hong Kong
Fax	: (852) 2509 0371

Name	: General Atlantic Partners (Bermuda), L.P.
Address	: Clarendon House, Church Street, Hamilton HM 11, Bermuda
Fax	: (441) 299-4988

Name	: GAP-W International, LLC
Address	: Clarendon House, Church Street, Hamilton HM 11, Bermuda
Fax	: (441) 299-4988

Name	: GapStar, LLC
Address	: c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza,
Greenwich, CT 06830, USA
Fax	: (203) 302-3044

Name	: GAP Coinvestments III, LLC
Address	: c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, CT 06830, USA
Fax	: (203) 302-3044

Name	: GAP Coinvestments IV, LLC
Address	: c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, CT 06830, USA
Fax	: (203) 302-3044

Name	: GAP Coinvestments CDA, L.P.
Address	: c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, CT 06830, USA
Fax	: (203) 302-3044

Name	: GAPCO GmbH & Co. KG
Address	: c/o General Atlantic GmbH, Koenigsallee 62, 40212, Dusseldorf, Germany
Fax	: +4921160288857

Name	: Fidelity Asia Ventures Fund L.P.
Address	: 17/F, One International Finance Center, 1 Harbour View Street, Central, Hong Kong
Fax	: (852) 2509 0371

Name	: Fidelity Asia Principals Fund L.P.
Address	: 17/F, One International Finance Center, 1 Harbour View Street, Central, Hong Kong
Fax	: (852) 2509 0371

To JP Morgan

Name	: J. P. Morgan Securities Ltd., c/o J. P. Morgan Securities (Asia Pacific) Ltd.
Address	: Chater House 25th Floor, 8 Connaught Road, Central, Hong Kong
Fax	: (852) 2525-8298
Attn	: Convertible Bonds

To the Purchaser

Name	: WuXi PharmaTech (Cayman) Inc.
Address	: No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China
Fax	: (86-21) 5046 3718
Attn	: Dr. Li Ge

11.	General

11.1	The obligations and liabilities of any Party hereto shall not be prejudiced, released or affected by any time or forbearance or indulgence, release or compromise given or granted by any person to whom such obligations and liabilities are owed or by any other person to such Party or any other Party so obliged or liable nor by any other matter or circumstance which (but for this provision) would operate to prejudice, release or affect any such obligations except an express written release by all the parties to whom the relevant obligations and liabilities are owed or due.

11.2	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

11.3	This Agreement represents the entire agreement between the Parties and it may only be varied by written document signed by all the Parties.

11.4	Except where expressly provided to the contrary, the rights and remedies reserved to the Parties or any of them under any provision of this Agreement or in any document to be executed pursuant hereto shall be in addition and without prejudice to any other rights or remedies available to such Parties whether under this Agreement or any such document by statute common law or otherwise.

11.5	This Agreement shall be governed by and construed in accordance with the laws of New York and the parties hereby irrevocably undertake to submit themselves to the non-exclusive jurisdiction of the courts of New York.

IN WITNESS whereof this Agreement has been duly executed by each of the Parties the day and year first before written.

The Ordinary Share Vendors

SIGNED by Ge Li	) ) ) /s/ Ge Li

SIGNED by for and on behalf of I-Invest World Ltd	) ) ) /s/ I-Invest World Ltd

SIGNED by for and on behalf of AssetValue Ltd	) ) ) /s/ AssetValue Ltd

SIGNED by for and on behalf of i-growth Ltd	) ) ) /s/ i-growth Ltd

SIGNED by for and on behalf of EWEP Inc.	) ) ) /s/ EWEP Inc.

SIGNED by for and on behalf of NJZ Advance Limited	) ) ) /s/ NJZ Advance Limited

SIGNED by for and on behalf of Kaifu Limited	) ) ) /s/ Kaifu Limited

SIGNED by for and on behalf of Rexbury Limited	) ) ) /s/ Rexbury Limited

SIGNED by for and on behalf of J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust	) ) ) /s/ J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust

SIGNED by for and on behalf of J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust	) ) ) /s/ J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust

SIGNED by John Baldwin	) ) ) /s/ John Baldwin

SIGNED by Walter Greenblatt	) ) ) /s/ Walter Greenblatt

The Preferred Share Vendors

SIGNED by for and on behalf of UOB Hermes Asia Technology Fund	) ) ) /s/ UOB Hermes Asia Technology Fund

SIGNED by for and on behalf of UOB JAIC Venture Bio Investments Limited	) ) ) /s/ UOB JAIC Venture Bio Investments Limited

SIGNED by for and on behalf of UOB Venture Technology Investments Ltd	) ) ) /s/ UOB Venture Technology Investments Ltd

SIGNED by for and on behalf of TianDi Growth Capital L.P.	) ) ) /s/ TianDi Growth Capital L.P.

SIGNED by for and on behalf of GAP (Bermuda) Limited, the general partner of General Atlantic Partners (Bermuda), L.P.	) ) ) /s/ General Atlantic Partners (Bermuda), L.P.

SIGNED by for and on behalf of GAP-W International, LLC	) ) ) /s/ GAP-W International, LLC

SIGNED by for and on behalf of General Atlantic LLC, the sole member of GapStar, LLC	) ) ) /s/ GapStar, LLC

SIGNED by for and on behalf of GAP Coinvestments III, LLC	) ) ) /s/ GAP Coinvestments III, LLC

SIGNED by for and on behalf of GAP Coinvestments IV, LLC	) ) ) /s/ GAP Coinvestments IV, LLC

SIGNED by for and on behalf of General Atlantic LLC, the general partner of GAP Coinvestments CDA, L.P.	) ) ) /s/ GAP Coinvestments CDA, L.P.

SIGNED by for and on behalf of GAPCO Management GmbH, the general partner of GAPCO GmbH & Co. KG	) ) ) /s/ GAPCO GmbH & Co. KG

FIDELITY ASIA VENTURES FUND L.P.

By:	Fidelity Asia Partners, L.P., its General Partner

By:	FIL Asia Ventures Limited, its General Partner

By:	/s/ Allan Pelvang
Name:	Allan Pelvang
Title:	Director

FIDELITY ASIA PRINCIPALS FUND L.P.

By:	Fidelity Asia Partners, L.P., its General Partner

By:	FIL Asia Ventures Limited, its General Partner

By:	/s/ Allan Pelvang
Name:	Allan Pelvang
Title:	Director

FIDELITY GREATER CHINA VENTURES FUND L.P.

By:	FIL Greater China Ltd., its General Partner

By:	/s/ Ben Gifford
Name:	Ben Gifford
Title:	Director

JP Morgan

SIGNED by for and on behalf of J. P. Morgan Securities Ltd.	) ) ) /s/ J. P. Morgan Securities Ltd.

The Purchaser

SIGNED by director for and on behalf of WuXi PharmaTech (Cayman) Inc.	) ) ) /s/ Ge Li

SCHEDULE 1

Part A

ORDINARY SHARE VENDORS

	Name of Ordinary Share Vendors	No. of Ordinary Sale Shares	No. of Ordinary Consideration Shares
	(1)	(2)	(3)
1	John Baldwin	159,911	159,911
2	Ge Li	25,928	25,928
3	Kaifu Limited	328,932	328,932
4	Rexbury Limited	1,130,575	1,130,575
5	J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust	399,891	399,891
6	J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust	437,151	437,151
7	I-Invest World Ltd	332,500	332,500
8	AssetValue Ltd	330,500	330,500
9	i-growth Ltd	365,112	365,112
10	Walter C. Greenblatt	47,529	47,529
11	EWEP Inc.	20,000	20,000
12	NJZ Advance Limited	20,000	20,000

	Total:	3,598,029	3,598,029

Part B

PREFERRED SHARE VENDORS

Series A preferred shares

	Name of Preferred Share Vendors	No. of Preferred Sale Shares	No. of Series A Consideration Preferred Shares
	(1)	(2)	(3)
1	Fidelity Greater China Ventures Fund L.P.	232,050	232,050
2	UOB JAIC Venture Bio Investments Limited	45,056	45,056
3	UOB Hermes Asia Technology Fund	140,868	140,868

	Total:	417,974	417,974

Series B preferred shares

	Name of Preferred Share Vendors	No. of Preferred Sale Shares	No. of Series B Consideration Preferred Shares
	(1)	(2)	(3)
1	UOB Venture Technology Investments Ltd.	256,978	256,978
2	UOB Hermes Asia Technology Fund	582,917	582,917
3	UOB JAIC Venture Bio Investments Limited	313,083	313,083
4	The Fidelity Greater China Venture Fund L.P.	1,008,000	1,008,000
5	TianDi Growth Capital L.P.	495,400	495,400

	Total:	2,656,378	2,656,378

Series C preferred shares

	Name of Preferred Share Vendors	No. of Preferred Sale Shares	No. of Series C Consideration Preferred Shares
	(1)	(2)	(3)
1	General Atlantic Partners (Bermuda), L.P.	607,157	607,157
2	GAP-W International, LLC	230,987	230,987
3	GapStar, LLC	13,859	13,859
4	GAP Coinvestments III, LLC	55,296	55,296
5	GAP Coinvestments IV, LLC	12,944	12,944
6	GAP Coinvestments CDA, L.P.	1,155	1,155
7	GAPCO GmbH & Co. KG	2,550	2,550
8	Fidelity Asia Ventures Fund L.P.	319,747	319,747
9	Fidelity Asia Principals Fund L.P.	11,924	11,924

	Total:	1,255,619	1,255,619

EXHIBIT A

PURCHASER’S M&AA